UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 5, 2011

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 5, 2011, Good Times Restaurants Inc. and its subsidiary Good Times Drive Thru Inc. (together, the "Company") received notice from Wells Fargo Bank, N.A. (the "Bank") that the Company is currently not in compliance with certain covenants under the Amended and Restated Credit Agreement dated December 10, 2010 (the "Credit Agreement"), including covenants requiring that the Company's tangible net worth not be less than $2,500,000 at any time and that the Company deliver certain landlord's disclaimer and consent documents to the Bank.

The Company disputes the landlord disclaimer and consent default and is in compliance with the Credit Agreement provisions for required payments to the Bank.  The Company is renegotiating the terms of the Credit Agreement with the Bank in connection with the sale of one of its restaurants, including revisions to the financial covenants, and is seeking a waiver from the Bank of the financial covenant non-compliance.

Under the Credit Agreement, the Bank revised the terms of a $1,100,000 loan to the Company which is to be repaid in installments, with the final payment due on May 1, 2015.  The Credit Agreement provides that upon the occurrence of an event of default all outstanding debt to the Bank shall, at the Bank's option and without notice, become due and payable by the Company immediately, and that the Bank shall have the right to resort to the security for repayment of the debt.  The Bank is not presently exercising its rights and remedies available upon an event of default, though it has reserved its right to do so at any time in its sole discretion, including its right to charge default interest.

As of November 30, 2011, $490,100 was outstanding under the loan and the Company anticipates reducing the principal amount by an additional $100,000 from the proceeds of the sale of a restaurant in connection with the renegotiation of the terms of the Credit Agreement.  Repayment of the loan is secured by equipment in various restaurants owned by the Company.

Information contained in this report, other than historical information, may be considered forward looking in nature and is subject to known and unknown risks, which may cause the Company's actual results to differ materially from results expressed or implied by the forward looking information.  These risks include such factors as the pending and uncertain nature of the Company's efforts to obtain a waiver for a loan agreement default, the pending and uncertain nature of the Company's efforts to obtain additional financing, the pending and uncertain nature of the Company's new brand initiatives, delays in developing and opening new restaurants due to adverse credit market and other economic conditions, weather, local permitting matters, increased competition, cost increases or shortages in raw food products, continued widespread adverse economic conditions and other matters discussed in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010.  Although the Company may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: December 9, 2011	By:	/s/ Boyd E Hoback
Boyd E. Hoback
President and Chief Executive Officer